SECOND AMENDMENT TO CONVERTIBLE PROMISSORY NOTE

This Second Amendment (this “Amendment”) to that certain Convertible Promissory Note (the “Note”), dated as of January 11, 2016, by and between SocialPlay USA, Inc. (“Maker”), a company organized and existing under the laws of the State of Nevada, and CMGT, Inc. (“Holder”), is made effective as of this 28th day of April, 2017 (the “Amendment Effective Date”).

WITNESSETH:

In consideration of the foregoing and of the promises, agreements, representations, warranties, and covenants herein contained, and intended to continue to be bound to the Note, as amended by this Amendment, the Parties hereby agree as follows:

1. Capitalized terms used but not otherwise defined in this Amendment shall have the meanings ascribed to them in the Note.

2. Section 2.3(c) of the Note, entitled “Subsequent Sales of Common Stock,” is hereby deleted in its entirety.

3. All other terms and conditions under the Note not otherwise amended, modified or affected by this Amendment shall continue to be in effect and bind the Parties. The Note or this Amendment may only be modified with prior written agreement from both Parties.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed on the last date written below, effective as of the Amendment Effective Date.

CMGT, Inc.

By: /s/ Oliver Lindsay

Print name: Oliver Lindsay

Title: Manager

SocialPlay USA, Inc.

By: /s/ Robert Rosner

Robert Rosner, CEO